                                                                    EXHIBIT 10.4

                                LEASE AGREEMENT
                               to be entered into
                                    between
               1111  19/th/ STREET ASSOCIATES LIMITED PARTNERSHIP
                                      and
                        INTERMEDIA COMMUNICATIONS, INC.

1.       Leased Premises................................................................1

2.       Term...........................................................................2

3.       Use............................................................................3

4.       Basic Annual Rent and Rent Commencement Date...................................3

         4.1.     Definitions...........................................................4
         4.2.     Rent AdjustmentCCommon Area Expenses, Insurance and Taxes.............6
         4.3.     Tax Adjustment........................................................7
         4.4.     Utilities.............................................................7
         4.5.     Payments..............................................................7

5.       Requirements of Law............................................................8

6.       Tenant's Improvements..........................................................8

7.       Condition of Premises..........................................................9

8.       Conduct on Premises...........................................................10

9.       Insurance.....................................................................10

10.      Mechanics' and Materialmen's Liens and Other Liens............................10

11.      Tenant's Failure to Perform...................................................11

12.      Loss, Damage, Injury..........................................................11

13.      DestructionCFire or Other Casualty............................................11

14.      Eminent Domain................................................................12

15.      Assignment/Subletting.........................................................12

16.      Defaults......................................................................13

17.      Acceptance of Leased Premises.................................................16

18.      Access to Premises and Change in Services.....................................16

19.      Estoppel Certificates.........................................................16

20.      Subordination.................................................................16

21.      Attornment....................................................................16

22.      Notices.......................................................................16

23.      Landlord's Liability..........................................................17

24.      Separability, Enforceability..................................................17

25.      Captions......................................................................17

26.      Recordation...................................................................17

27.      Successors and Assigns........................................................17

28.      Waiver of Jury Trial..........................................................17

29.      Miscellaneous.................................................................18

30.      Environmental Assurances......................................................19

         (a)      Covenants............................................................19
         (b)      Indemnification......................................................19
         (c)      Definitions..........................................................20

32.      Authority.....................................................................20

33.      Force Majeure.................................................................20

34.      Real Estate Broker............................................................20

35.      Intentionally Deleted.........................................................21

36.      Holding Over..................................................................21

37.      Equipment.....................................................................21

         (a)      Antenna..............................................................21
         (b)      Rooftop Equipment License............................................21

38.      Net Lease.....................................................................22

RIDER NO. 1 - Renewal Option...........................................................24

RIDER NO. 2 - Exclusive Right to Negotiate.............................................25

Exhibit A         -   Leased Premises
Exhibit B         -   Engineered Site Plan
Exhibit C         -   Plans and Specifications for Base Building
Exhibit D         -   Lease Commencement Agreement
Exhibit E         -   Rules and Regulations

                                LEASE AGREEMENT


     THIS AGREEMENT OF LEASE is made this 23/rd/ day of July 1999, by and between 1111 19/th/ STREET ASSOCIATES LIMITED PARTNERSHIP, a limited partnership formed under the laws of the District of Columbia (hereinafter referred to as "Landlord"), and INTERMEDIA COMMUNICATIONS INC., a Delaware corporation (hereinafter referred to as "Tenant").

     WITNESSETH, that the parties hereby covenant, promise and agree as follows:

          1.  Leased Premises.
              ---------------

          (1) Landlord is the owner of a single-story building (the "Building") to be constructed on a parcel of land known as Lot 1, Block A, containing approximately 10 acres (the "Land"), located at 6900 Muirkirk Meadows Road in the Konterra Business Campus (the "Park") in Prince George's County, Maryland (the "County"). The Building will contain approximately 111,716 gross square feet. The Land and the Building are more particularly described on Exhibit A attached hereto incorporated by reference herein and initialed by the parties. The Land, the Building, the easements and rights appurtenant thereto (including those established by certain declarations of covenants recorded, or intended to be recorded, prior hereto among the Land Records of the County), and the sidewalks, areaways, parking areas, driveways, loading areas, gardens and lawns surrounding the Building and located on the Land are collectively hereinafter called "Leased Premises". Landlord does hereby lease unto Tenant, and Tenant does hereby rent from Landlord, the Leased Premises for the "Lease Term" (as hereinafter defined).

          (2) Landlord will construct the base shell of the Building (the "Base Building") as depicted on the attached Exhibit B, the "Engineered Site Plan" and in accordance with the plans and specifications attached hereto as Exhibit C (collectively, the "Base Building Plans"). Any changes which Tenant desires to request to be made to the Base Building Plans, such as changes to the roll-up doors, glass glazing and interior slabs, must be submitted to Landlord for review and approval by August 3, 1998. Entry feature revisions which Tenant desires to request to the Base Building Plans, along with permit drawings for same, must be submitted to Landlord for review and approval in a timely fashion (as determined by Landlord), so that Landlord may file any necessary revisions to the building permit for the Building with the applicable governmental authorities of the County by September 1, 1998. In the event that Landlord is unable to substantially complete construction of the Base Building by the estimated commencement date as hereinafter set forth of January 1, 1999 as a result of the Tenant's failure to meet either or both of the foregoing deadlines or any other delays attributable to Tenant, then, notwithstanding any language in this Lease to the contrary, the "Rent Commencement Date", as hereinafter defined, for all purposes of this Lease, shall be January 1, 1999.

          (3) The cost of constructing the Base Building in accordance with the Base Building Plans will be paid by Landlord. All charges and expenses, which shall be deemed additional rent, incurred for change orders from the Base Building Plans shall be paid by Tenant to Landlord in accordance with such written change order; provided, however, that Tenant shall be responsible only for the net cost of increases resulting from change orders to the Base Building Plans and Tenant shall receive credit for the benefit, if any, of net cost reductions to the Landlord. Landlord shall have no obligation to implement any change order unless it is in writing and specifies the method and time of payment. All change orders shall specify in reasonable detail the changes to be effected and whether such change is expected to affect the estimated commencement date. Landlord shall have the right to refuse to implement such change if, given the stage of construction, the proposed alterations cannot reasonably be incorporated into the construction process. Landlord's overhead, profit and general conditions for change orders, which shall also be deemed as additional rent and paid by Tenant, shall be limited to eight percent (8%) of the cost of the change order.

          (4) Tenant shall hire an architect reasonably acceptable to Landlord to prepare plans and specifications for the finishing of the Leased Premises (the "TI Plans"). The TI

Plans shall be subject to the prior written approval of Landlord and Banta Campbell Architects ("Landlord's Architect") which approval shall not be unreasonably withheld, delayed or conditioned. Such approval must be obtained prior to Tenant submitting the same to the applicable governmental authorities of the County for approval. Tenant shall hire a qualified general contractor approved by Landlord and qualified finish subcontractors approved by Landlord to finish the Leased Premises in accordance with the TI Plans. Manekin Corporation will have the right to submit a bid to serve as general contractor. If Tenant elects to use a general contractor other than Manekin Corporation, then Landlord and/or Manekin Corporation shall supervise the finishing of the Leased Premises for which supervision Tenant shall pay to Landlord, or if so designated by Landlord, to Manekin Corporation, a supervisory fee (the "Fee") equal to the hourly rate of the supervisory personnel. Landlord shall provide Tenant with invoice(s) detailing the hourly rate and time involved related to said supervisory personnel. The construction of the tenant improvements shall be otherwise in accordance with the provisions of Section 6 below.

          (5) All costs incurred for the finishing of the Leased Premises beyond the cost of construction of the Base Building, shall be borne by Tenant and Tenant shall indemnify and hold Landlord harmless from same. Tenant agrees that Tenant shall bear full responsibility for the TI Plans and the Leased Premises as improved by the TI Plans, as being in compliance with all applicable requirements of law, including without limitation, the Americans With Disabilities Act, as amended. Tenant releases Landlord from any claim by Tenant arising out of the failure of the Leased Premises to be in compliance with all applicable requirements of law.

          2.  Term. This Lease shall be for a term of approximately ten (10)
              ----
years (the "Lease Term") commencing on the Commencement Date (as hereinafter defined) and terminating at 11:59 p.m. of the last day of the tenth full consecutive lease year thereafter, unless otherwise extended or terminated in accordance with the provisions hereof. See Rider No. 1 - Renewal Option.

          Each respective period of twelve (12) successive calendar months during the Lease Term or any renewals thereof shall be hereinafter referred to as the "lease year"; provided, however, the first lease year shall commence on the Commencement Date and shall terminate on the last day of the twelfth (12th) full calendar month following the Rent Commencement Date, as hereinafter defined.

          The "Commencement Date" shall be that date on which the work to be done by Landlord in accordance with Section 1(b) of this Lease shall have been completed, except for punch-list items scheduled by Landlord and Tenant (which shall be deemed accomplished when Landlord's architect issues a statement of substantial completion). Landlord estimates that the Commencement Date will be approximately January 1, 1999, which date shall hereinafter be referred to as the "estimated commencement date". Landlord agrees to use its reasonable efforts to cause the Commencement Date to occur by the estimated commencement date, subject however to force majeure factors.

          Landlord and Tenant further acknowledge that delivery of the Building will be in two phases. It is anticipated that the initial phase will include the delivery by Landlord of approximately 69,890 square feet of the Building, and the second phase will include delivery by Landlord of the balance of the Building, all by the estimated commencement date of January 1, 1999.

          In the event that Landlord shall be unable, by reason of construction delays or otherwise, to substantially complete construction of the Base Building by the estimated commencement date, then this Lease shall nevertheless continue in full force and effect, and Tenant shall have no right to rescind, cancel or terminate the same if Landlord substantially completes such construction within sixty (60) days thereafter; provided, however, that in such event the date on which Landlord substantially completes construction of the Base Building shall thereafter be deemed the Commencement Date for all purposes of this Lease. Whether or not Landlord shall substantially complete such construction on the estimated commencement date, or within such additional sixty-day period, Tenant agrees that in no event shall Landlord be liable for damages, if any, sustained by Tenant as a result of Landlord's failure so long as Landlord has acted diligently and in good faith.

Should Landlord be unable to substantially complete construction of the Base Building due solely to its actions by the sixtieth day, Tenant shall have the right to terminate this Lease by providing Landlord with written notice, within ten (10) days following the expiration of said (60) day period, subject, however, to force majeure factors. If the Lease is so terminated, neither party shall have any further right or obligation hereunder.

          Tenant shall have the right to enter the Leased Premises thirty (30) days prior to the Commencement Date in order to begin construction of the tenant improvements, provided that such work is done under the general supervision of Landlord and does not interfere with Landlord's work. Such entry shall be at Tenant's sole risk and expense. Commencing on the first day of such early access, Tenant agrees that all the terms and provisions of this Lease shall be in full force and effect except that Tenant shall have no obligation to pay any payments due under this Lease during such early access period. Tenant agrees to indemnify and hold harmless Landlord for any damage or personal injury which may occur as a result of Tenant's entry into the Leased Premises prior to the Commencement Date. Tenant shall deliver to Landlord evidence of the insurance required to be maintained by Tenant pursuant to Section 9 of this Lease prior to Tenant's entry into the Leased Premises. In the event that Tenant or its contractors interfere with Landlord's work so that the Commencement Date is delayed, then the Commencement Date shall be the date that it would have occurred but for such interference by Tenant.

          On the Commencement Date or such later date as Landlord may request, Tenant shall promptly enter into a supplementary written agreement (the "Lease Commencement Agreement") in substantially the form attached hereto as "Exhibit D", or in such other form as Landlord shall prescribe, thereby specifying, among other matters, the Commencement Date, the Rent Commencement Date, and the date as of which the Lease Term shall end.

          1.  Use.  Landlord and Tenant expressly agree that the Leased Premises
              ---
shall be used or occupied by Tenant for the following purposes and none other: to install, operate, and maintain certain telecommunications, internet, and similar property and equipment for use in connection with Tenant's telecommunications/internet business, and to provide telecommunications and internet services to its customers, as well as general office use.

          Tenant may, if permitted by law and/or regulation, be permitted to refer to the Leased Premises, for mailing purposes, by reference to a name other than the Building's actual street address. Tenant may not include this other name on its signage without Landlord's consent, which consent shall not be unreasonably withheld or delayed.

          The Real Property will be subject to certain covenants and restrictions to be developed by Landlord and recorded among the Land Records of the County (the "Restrictions"). Tenant agrees to be bound by the Restrictions, so long as the same do not have a material adverse economic effect on Tenant.

          2.  Basic Annual Rent and Rent Commencement Date.  Commencing on the
             ---------------------------------------------
Rent Commencement Date, Tenant shall pay to Landlord during the Lease Term "Basic Annual Rent" in equal monthly installments as set forth below, without any deductions, recoupments, or set-offs, and without demand, in advance on the first day of each and every calendar month in each lease year during the Lease Term; provided, however, that if the Rent Commencement Date should occur on a day other than the first day of a month, Tenant shall pay on the Rent Commencement Date for the fractional part of the month in which the Rent Commencement Date occurs, a prorated amount of one month's rent.

          The "Rent Commencement Date" shall be the Commencement Date of this Lease (which is estimated to be January 1, 1999); provided however, that if the Commencement Date fails to occur by January 1, 1999 due to delays attributable to Tenant, then the Rent Commencement Date shall nevertheless be January 1, 1999, all as more particularly set forth in Section l(b) above. In the event that the Commencement Date fails to occur by January 1, 1999 due to delays attributable solely to Landlord, subject, however, to force majeure factors, then the Rent

Commencement Date will be one (1) day after the Commencement Date for each day of Landlord's delay, for purposes of providing Tenant with one (1) day free of the obligation to pay Basic Rent for each day of the delay. By way of example, if the Commencement Date occurs on January 5, 1999 due to delays attributable solely to Landlord, then the Rent Commencement Date shall be January 10, 1999. If alternatively, the Commencement Date occurs on January 5, 1999 due to delays attributable solely to Tenant, the Rent Commencement Date shall be January 1, 1999. Except for Tenant's termination rights set forth in Section 2 above, the free rent as aforesaid shall be Tenant's sole remedy for Landlord's failure to deliver the Leased Premises by the estimated commencement date of January 1, 1999.

            Tenant shall pay Basic Annual Rent as follows:

                         Per          Basic        Monthly
                     Square Foot   Annual Rent   Installment
                     -----------  -------------
1/st/ lease year          $ 8.00  $  867,936.00    $72,328.00
2/nd/ lease year          $ 8.24  $  893,974.08    $74,497.84
3/rd/ lease year          $ 8.49  $  921,097.08    $76,758.09
4/th/ lease year          $ 8.74  $  948,220.08    $79,018.34
5/th/ lease year          $ 9.00  $  976,428.00    $81,369.00
6/th/ lease year          $ 9.27  $1,005,720.80    $83,810.07
7/th/ lease year          $ 9.55  $1,036,098.60    $86,341.55
8/th/ lease year          $ 9.84  $1,067,561.20    $88,963.43
9/th/ lease year          $10.13  $1,099,023.90    $91,585.33
10/th/ lease year         $10.44  $1,132,656.40    $94,388.03

             2.1  Definitions.  For purposes of this Lease, the following
                  -----------
meanings or definitions shall apply:

          (1) "Rentable Area of the Leased Premises" shall, for all purposes of this Lease, be deemed to be the square footage of the Building as determined by Landlord's architect utilizing the BOMA standard for a single tenant building, which is hereby agreed to be 108,492 square feet.

          (2) The term "Common Area Expenses" shall mean all reasonable and necessary expenses paid or incurred by Landlord in connection with Landlord's management of the Real Property, and the management, maintenance, operation and repair of the exterior areas of the Real Property, including, but not limited to, (i) keeping the driveways, parking areas, sidewalks and steps free and clear of ice, snow and debris; (ii) maintaining all grass and landscaping on the Real Property; (iii) repair of normal wear and tear of the roof and caulking; (iv) trash removal from dumpsters on the Real Property, if any; (v) monitoring, repairing and payment of water, sewerage, unmetered or metered sprinkler and exterior electrical utilities; (vi) management fees not to exceed 2.5% of the Basic Annual Rent payable by Tenant hereunder; and (vii) all structural repairs not caused or necessitated by the acts of Tenant or Tenant's equipment. Common Area Expenses shall exclude, or have deducted from them, as the case may be and as shall be appropriate:

                    (1) Any cost or expense related to financing or refinancing;

                    (2)  Payment on ground leases;

                    (3) Repairs or other work occasioned by fire, wind storm, earthquakes or other casualty or hazard to the extent that Landlord shall actually receive proceeds from insurance;

                    (4) Repairs or rebuilding necessitated by a condemnation to the extent that Landlord has received condemnation proceeds for such repairs or rebuilding;

                    (5) Depreciation of the Leased Premises or amortization of any mortgage;

                    (6) Charges for Landlord's income tax, franchise tax or similar taxes on Landlord's business;

                    (7) Fines, fees and penalties related to Landlord's obligations under this Lease;

                    (8) Management fees in excess of 2.5% of the Basic Annual Rent; and.

                    (9) Any cost incurred by the Landlord to correct the latent defects for which it is responsible hereunder.

          (3) "Taxes" shall mean any present or future federal, state, municipal, local and/or any other taxes (including gross receipts or business license taxes), assessments, levies, benefit charges and/or other governmental or private impositions (including business park charges and dues), levied, assessed and/or agreed to be imposed upon the Real Property of which the Leased Premises are a part or any part or parts of said Real Property, or upon the rent due and payable hereunder, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, foreseen or unforeseen, or similar to any of the foregoing but shall not include any inheritance, estate, succession, income, excise, capital, profits or franchise tax, provided, however, if at any time during the Lease Term or any extension thereof the method of taxation prevailing at the commencement of the term shall be altered or eliminated so as to cause the whole or any part of the items listed in the first sentence of this subsection (c) to be replaced by a levy, assessment or imposition, wholly or partly as a capital levy, or otherwise, on the rents or income (provided the tax on such income is not a tax levied on taxable income generally) received from the Real Property, wholly or partly in place of an imposition on or as a substitute for, or an in place of, taxes in the nature of real estate taxes issued against the Real Property, then the charge to Landlord resulting from such altered or replacement method of taxation shall be deemed to be within the definition of "Taxes." All reasonable expenses incurred by Landlord (including attorneys' fees and costs) in monitoring or contesting any increase in the assessment of the Real Property shall be included as an item of Taxes for the purpose of computing additional rent due hereunder.

          (4) "Real Property" shall mean the Land, the Building, and all fixtures, equipment and other improvements in or upon said Land, which have been provided by Landlord and shall include the sidewalks, areaways, parking areas, loading areas, gardens and lawns of the Leased Premises.

          (5) "Insurance" shall mean all insurance of whatsoever nature kept or caused to be kept by Landlord, or required by Landlord's lender to be kept, out of or in connection with Landlord's ownership of the Building and/or the Real Property, or the equipment, fixtures and other improvements installed and/or owned by Landlord and used in connection with the Building and/or the Real Property and/or all alterations, rebuildings, replacements and additions thereto, insuring the same against loss or damage by fire, vandalism, malicious mischief, sprinkler leakage (if sprinklered) and such other hazards, casualties, risks and contingencies now covered by or that may hereafter be considered as included within, the standard casualty insurance policy, or such other casualties as Landlord's lender may require. Insurance shall include insurance for loss of rent arising out of any of the occurrences covered by such insurance. Such casualty insurance shall be carried in an amount at least equal to the Full Insurable Value thereof. The term "Full Insurable Value" shall mean actual replacement costs of the Building (exclusive of the costs and excavation, foundations and footings below the lowest basement floor), or such other amounts as may be required by Landlord's lender.

          (6) The term "Operating Year" shall mean: (i) when used in the context of Common Area Expenses and Insurance, each respective fiscal year beginning October 1 during the Lease Term or, at the option of Landlord, such other fiscal year as Landlord may adopt during the Lease Term and (ii) when used in the context of Taxes, each respective tax year (i.e., the fiscal year beginning July 1) during the Lease Term, except that, if the tax year changes to begin on a date other than July 1, then appropriate adjustments will be made for any additional rent or credits due as Taxes under this Lease.

          (7) "Term" or "Lease Term" shall mean the initial lease term and any renewals or extensions thereof.

          (8) "Deed of Trust" shall mean the deed of trust or mortgage securing Landlord's original, interim, and/or permanent financing for the Leased Premises.

          2.2  Rent Adjustment--Common Area Expenses, Insurance and Taxes.
               ----------------------------------------------------------
Commencing on the Rent Commencement Date, Tenant agrees to pay to Landlord, as additional rent, with and at the same time as the payments of Basic Annual Rent, the following amounts:

          (1) Nine Thousand Six Hundred Seventy-Three Dollars and Eighty-Seven Cents ($9,673.87) per month as one-twelfth of the estimated Common Area Expenses (calculated on the basis of $1.07 multiplied by the Rentable Area of the Leased Premises);

          (2) Thirteen Thousand One Hundred Nine Dollars and Forty-Five Cents ($13,109.45) per month as one-twelfth of the estimated Taxes (calculated on the basis of $1.45 multiplied by the Rentable Area of the Leased Premises); and

          (3) Seven Hundred Twenty-Three Dollars and Twenty-Eight Cents ($723.28) per month as one-twelfth of the estimated cost of Insurance (calculated on the basis of $0.08 multiplied by the Rentable Area of the Leased Premises).

          At any time during a Lease Year, Landlord may revise its estimate of the Common Area Expenses, Insurance and Taxes (collectively, the "Expenses") as set forth above and adjust Tenant's monthly installments to reflect the revised estimates. Landlord will give Tenant prior written notice of the revised estimates and the amount by which Tenant's monthly installments will be adjusted, and Tenant will pay the adjusted installments with each payment of the rent, beginning with the first payment of the Basic Annual Rent to come due after Tenant's receipt of such notice.

          Landlord will deliver to Tenant, within one hundred twenty (120) days (or such longer time as is reasonable under the circumstances) after the end of each applicable Operating Year for the Expenses, a statement for such Operating Year (the "Statement") , showing such Expenses. Tenant will pay Landlord within thirty (30) days of the receipt of the Statement such amounts as may be necessary to adjust Tenant's estimated payments for such preceding Operating Year so that such payments will equal the actual Expenses for such Operating Year. If the actual amount of the Expenses is less than the amounts paid by Tenant as installments, then Landlord will credit Tenant's account by the amount of the excess or, if at the end of the Lease Term, refund to Tenant the amount of the excess. Unless Tenant gives Landlord written notice of its exception to any Statement for such preceding Operating Year within ninety (90) days after delivery thereof, the same shall be conclusive and binding on Tenant; provided, however, that in the event that Tenant shall give Landlord written notice of its exception to such Statement within such ninety (90) day period, Tenant shall nevertheless be obligated to pay the additional rent.

          Failure of Landlord to provide any Statement within the time prescribed will not relieve Tenant of its obligations under this Section 4.2.

          At its sole cost and expense and without unreasonable interference with Landlord's business operations or waiving Tenant's obligation to pay the amount shown on such Statement, Tenant shall have the right, upon at least ten
(10) business days prior written notice given to Landlord within sixty (60) days after its receipt of a Statement, to examine the books, records and other papers of Landlord used to compute the Expenses reflected on such Statement. Any such examination shall be conducted only during Landlord's regular business hours, and all information examined shall be kept by Tenant in the strictest confidence. In the event as a result of such audit it shall be determined that Landlord overcharged Tenant more than five percent (5%) of Tenant's share of such Expenses, Landlord shall reimburse Tenant all reasonable costs incurred by Tenant with respect to its audit.

          2.3  Tax Adjustment.  Tenant acknowledges that Landlord must pay the
               --------------
Taxes for an entire tax year (i.e., July 1-June 30) in advance. Therefore, within thirty (30) days after the Rent Commencement Date, Tenant shall pay to Landlord a sum equal the pre-paid Taxes paid by Landlord for the tax year in which the Rent Commencement Date occurs (the "Commencement Tax Year"), pro-rated from the Rent Commencement Date to the end of the Commencement Tax Year. During the tax year immediately following the Commencement Tax Year (the "Second Tax Year"), Tenant shall reimburse Landlord, upon receipt of an invoice therefor, for any pre-paid Taxes paid by Landlord with respect to the Second Tax Year, after subtracting therefrom the amount of any estimated payments made by Tenant pursuant to Section 4.2(b) above with respect to such Second Tax Year. Thereafter, Tenant's estimated monthly amount of Taxes as set forth in Section 4.2(b) above shall be adjusted to reflect the actual Taxes, which monthly amounts shall be applied to the tax years immediately following the Second Tax Year and succeeding tax years, subject to further adjustment. Following termination of the Lease Term by passage of time or for any reason other than Tenant's default of this Lease (the "Termination Date"), Tenant shall be reimbursed by Landlord to the extent of Taxes which it has pre-paid as of such Termination Date for the period beyond such Termination Date.

          2.4  Utilities.  From and after the Commencement Date, Tenant shall
               ---------
pay on a timely basis to the appropriate utility or other supplier, all charges for gas, steam, electricity, light, heat, power, telephone, water, metered or unmetered sprinkler, sewerage and all other utility and communication services, used, rendered and/or supplied upon or in connection with the Leased Premises, to the extent not paid by Tenant as a part of the Common Area Expenses. Upon request, Tenant shall promptly furnish Landlord with copies of all paid receipts for such utilities charges. All such utility charges shall be appropriately adjusted between the parties as of the Commencement Date and the expiration or sooner termination of this Lease.

          2.5  Payments.  All payments or installments of any rent hereunder
               --------
other than Basic Annual Rent and all sums whatsoever due under this Lease (including reasonable attorneys' fees) shall be deemed additional rent and shall be paid to Landlord at the address designated for notice to Landlord herein, or as otherwise designated by Landlord, and if any installment of Basic annual Rent or additional rent is not paid within 5 days of the date when due, it shall bear a late charge equal to five percent (5%) of the arrearage. In addition, the arrearage shall bear interest calculated at the rate of eighteen percent (18%) or the highest rate allowable by law, whichever is lower, per annum for each day such sum is in arrears in consideration of Landlord's additional expense caused by such failure to pay and shall be payable without demand simultaneously with the rent arrearage. Time is of the essence in this Lease with respect to Tenant's monetary obligations hereunder. Although the payments provided by
Section 4.2. hereof are measured and determined by the amount of Taxes, said payments are, and shall be deemed to be, additional rent. Unless otherwise provided, any such additional rent shall be due within thirty (30) days after the Landlord has submitted a written statement to Tenant showing the amount due. Such obligations shall survive the expiration or sooner termination of this Lease. Any such statements shall be accompanied by a copy of the bill or other invoice for such charge.

          3.   Requirements of Law.  Tenant shall, at the sole cost and expense
               -------------------
of Tenant, observe and comply with all laws, requirements, rules, orders, ordinances and regulations of any governmental, quasi-governmental entity or of the local Board of Fire Underwriters applicable to the Leased Premises or any portion(s) thereof. Tenant shall comply with Landlord's rules and regulations for the Park, a copy of which is attached hereto as Exhibit E, as the same may be reasonably amended, modified or supplemented from time to time by Landlord.

           4.  Tenant's Improvements.
               ---------------------

          (1) Tenant agrees that it will not undertake any structural alterations of any of the improvements, or any part thereof, now or hereafter erected upon the Leased Premises, or construct any new structures or improvements upon the Leased Premises or make any other alterations which would materially change the character of the existing improvements or which would weaken or impair the structural integrity or lessen the value of the existing improvements, without the prior written consent of Landlord, which consent of Landlord may be withheld in Landlord's sole discretion. Tenant shall give Landlord notice of any alteration, addition, enlargement or improvement and copies of plans and specifications therefor prior to commencing any work thereon. Notwithstanding the foregoing, Tenant is permitted to make non-structural alterations costing less than Ten Thousand dollars ($10,000.00) without first seeking Landlord's prior consent.

          (2) Subject to the limitation contained in the foregoing Section 6(a), Tenant may, at any time during the term of this Lease, at Tenant's own cost and expense make or permit to be made any alteration, change or addition of, in, or to the Leased Premises or any part thereof or any building or improvement which may hereafter be erected thereon, subject, however, to the following conditions, each of which must be fully observed and performed by Tenant before the commencement of any work whatsoever:

          (1) That there is no existing and unremedied default on the part of Tenant, of which Tenant has received notice, under the terms, covenants and conditions herein on the part of Tenant to be observed and performed.

          (2) That Tenant shall covenant that the same shall be performed with diligence and in a first-class, workmanlike manner.

          (3) That neither the interest of the Landlord nor the interest of the holder of the Deed of Trust nor the Leased Premises nor any building in or improvement on, under, or above the Leased Premises shall then be the subject of any charge, liability, claim, or lien of whatsoever kind or nature by reason of work undertaken by Tenant.

          (4) That if under the provisions of any insurance policies required to be provided and maintained hereunder, any consent to any alteration, change or addition by the insurers therein shall be required to continue and keep such policies in full force and effect, Tenant shall obtain such consents and pay any premiums or charges that may be incurred therefor.

          (5) Tenant shall covenant that in the alteration of the then existing structures and/or the construction of any new building, it will comply with all applicable requirements of the Building Code of the County and with all other applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction thereof and of the local Board of Fire Underwriters or of any similar body.

          (6) Tenant shall procure all necessary permits for the alteration of the then existing structures and for the construction of the new improvements and shall deliver to Landlord a certificate of occupancy when required by law, as a condition precedent to the use of the improvements for their designated purpose. Upon completion of any new structural improvements, Tenant shall deliver to Landlord a set of the "as built" plans.

          (7) All such work shall be done by Landlord or by contractors approved by Landlord, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant understands that, in the event the work is not performed by Landlord or its agents, such work shall nevertheless be performed under the general supervision of Landlord or its agent to assure standard quality improvements on the Real Property for which Landlord or such agent shall be paid a reasonable supervisory fee (which supervisory fee shall not exceed five percent of the cost of the work).

          (3) All such work, other than movable furniture, back up power systems, raised flooring, supplemental HVAC units, or trade fixtures or other items specifically designated at the time Landlord approves such work, done by Tenant upon the Leased Premises, shall be the property of the Landlord at the termination of this Lease; provided, however, that Landlord may require Tenant, only at the time Landlord approves such work, to remove all or any part of said work at the expiration of this Lease, in which event such removal shall be done at Tenant's sole cost and expense. Tenant shall, at its sole cost and expense, repair any damage to the Leased Premises and/or the Building caused by such removal or by the removal of its personalty.

          (4) Landlord hereby agrees that Tenant, at its sole cost and expense, shall have the right to install, operate and maintain an underground fiber optical cable to the Leased Premises, subject, however, to Tenant, at its sole cost and expense, obtaining any and all necessary governmental approvals, as well as Landlord's prior written consent as to the location of any such system so as not to interfere with any existing easements or right-of-ways, underground utilities or other conduits servicing the Park or any building therein. Tenant shall promptly restore all areas damaged by the installation of such cable and shall provide Landlord with as-built drawings of same. If requested by Landlord, Tenant shall relocate such cables as required by Landlord in connection with other development at the Park and shall remove such cables at the expiration of the Lease Term, restoring promptly any and all damage caused by such removal.

           5.  Condition of Premises.
               ---------------------

          (1) Tenant shall at all times during the Lease Term take good care of and keep the Leased Premises and the improvements, fixtures, equipment and appurtenances therein structural or non-structural (including, but not limited to, interior and exterior walls and windows, interior and exterior doors, pipes, plumbing, water and sewer connections, heating and air conditioning equipment and machinery, electrical works, in good order and condition, free of debris, and, at Tenant's sole cost and expense, shall make all necessary repairs thereto, which repairs shall be in quality and class at least equal to the original work. Tenant shall not commit or suffer any waste of the Leased Premises and will assume responsibility for all maintenance and repair, regardless of the nature, pertaining to the heating and/or air conditioning equipment. Tenant shall install, operate and maintain, at its expense, HVAC related equipment which may be located adjacent to the Building as permitted by governmental authority, laws and regulations. The location of this equipment is subject to Landlord's prior consent and Landlord retains the right to require Tenant to make modifications to same for aesthetic and/or environmental reasons at Tenant's expense. At the expiration of the Lease Term, or at the sooner termination of this Lease as herein provided, Tenant shall deliver up the Leased Premises in the same good order and condition, reasonable wear and tear excepted, as at the beginning of the tenancy, broom clean and (subject to the provisions of the preceding Section hereof) Tenant shall remove all of its property and/or property maintained and/or stored for or on the account of others therefrom prior to such termination. Any items of Tenant's personality remaining in the Leased Premises after the termination of the Lease shall be deemed abandoned by Tenant and become the sole property of Landlord. Notwithstanding the foregoing, any costs incurred by Landlord in storing and/or disposing of such abandoned property shall remain the sole obligation of Tenant, which obligation shall survive the termination of this Lease.

          (2) Except as otherwise set forth in this Lease, Landlord shall not be required to furnish any services or facilities to the Leased Premises and Landlord shall not be required to rebuild any improvements on the Leased Premises or to make any repairs, replacements or renewals of any nature or description to the Leased Premises or any improvement thereon, whether ordinary or extraordinary, foreseen or unforeseen, or to maintain the Leased Premises in any way.

          (3) Landlord hereby agrees to and will assign to Tenant at the termination of Landlord's Warranty Period (as defined below), to the extent they exist and are assignable, and any and all written warranties and guarantees from Landlord's contractors, subcontractors and suppliers of any materials and labor to the Base Building for that portion, if any, of the Lease Term that such warranties and guarantees are in effect. With respect to construction of the Base Building, Landlord hereby warrants ("Landlord's Warranty") to Tenant that Landlord will be responsible for a period of one (1) year ("Landlord's Warranty Period") from the Commencement Date with respect to latent defects, to the extent such defects are not caused by the negligence of Tenant or any of its servants, employees or contractors (in which event such defects shall be repaired at Tenant's sole cost.)

           6.  Conduct on Premises.
               -------------------

          (1) Tenant shall not do, or permit anything to be done in the Leased Premises, or bring or keep anything therein which will, in any way, increase the rate of fire or other insurance maintained on the Real Property by Landlord, or invalidate or conflict with the fire insurance policies on the Real Property; obstruct or interfere with the rights of Landlord; or interfere with the good order of the Building. Tenant agrees that any increase in fire or other insurance premiums on the Real Property and/or the contents thereof caused by the use or occupancy of Tenant shall, as they occur or accrue, be added to the rent heretofore reserved and be paid as a part thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

          (2) Collocation.  Tenant shall have the right to collocate certain
              -----------
customer equipment (which may include rooftop equipment, subject to Sections 37(a) and (b) hereunder) in the Leased Premises for the purpose of connecting such customer equipment to facilities in the provision of telecommunications services. Tenant shall have the right during the term of the Lease and any renewal periods to offer to provide telecommunications services to other tenants of the Park. Landlord shall not impose any charge upon Tenant or other tenants for such services.

          Said customer equipment shall be held by Tenant at its sole cost, expense and risk and Tenant shall increase or modify its insurance as necessary to cover said customer equipment, and Tenant shall indemnify, defend and hold Landlord harmless from any claims regarding said customer equipment.

          7.   Insurance.  At all times during the Lease Term, Tenant, at its
               ---------
sole cost and expense, shall provide and keep in full force and effect a policy of public liability and property damage insurance, naming Landlord and Manekin Corporation as additional insureds, with respect to the Leased Premises and the business of Tenant in, on, within, from or connected with the Leased Premises, pursuant to which the limits of liability shall be at least $1,000,000.00 in respect to any one occurrence, and at least $2,000,000.00 in respect to the general aggregate limit of liability, or in such amounts as Landlord may reasonably require. Said insurance policy shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. Said insurance policy shall be carried with an insurance company approved by Landlord, and a certificate of insurance shall be delivered to Landlord at the inception of each policy and renewal thereof.

           8.  Mechanics' and Materialmen's Liens and Other Liens.  Tenant shall
               --------------------------------------------------
not do or suffer to be done any act, I matter or thing whereby the Leased Premises (or Tenant's interest therein) or any part thereof, may be encumbered by any mechanics' or materialmen's lien and/or any other lien or encumbrance. Tenant shall bond or discharge, within ten (10) days after the date of filing, any mechanics' or materialmen's liens filed against the Leased Premises (or Tenant's interest therein), or any part thereof, purporting to be for work or material furnished or to be furnished to Tenant.

           9.  Tenant's Failure to Perform.  In the event that Tenant shall
               ---------------------------
fail, after fifteen (15) days written notice from Landlord, to keep the Leased Premises in the state of condition and repair required by this Lease; to do any act; make any payment; and/or perform any term or covenant on Tenant's part required under this Lease, Landlord may (at its option, but without being required to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant (including, but not limited to, entering upon the Leased Premises to make repairs). All rights given to Landlord in this Section shall be in addition to any other right or remedy of Landlord herein contained.

           10. Loss, Damage, Injury.
               --------------------

          (1) Tenant hereby expressly agrees that Landlord and its managers and agents shall not be liable or responsible in any manner for any damage or destruction to the property of Tenant or of any other person or entity and/or for injury or death to the person of Tenant or of any other person or entity directly or indirectly due to any cause whatsoever other than the willful misconduct or negligence of Landlord, its contractors, servants, employees, agents, licensees or invitees.

          (2) Tenant shall indemnify and hold harmless Landlord and its managers and agents from and against all losses, costs and expenses, settlement payments and all liabilities, damages and/or fines paid, incurred or suffered by Landlord or its managers and agents, as the case may be: (i) by reason of any breach, violation and/or nonperformance by Tenant and/or Tenant's servants, employees, agents, licensees or invitees, of any covenant or provision of this Lease; (ii) by reason of or arising out of the occupancy or use by Tenant of the Real Property, or any part thereof, including any claim, action, suit or proceeding, threatened, instituted and/or made against Landlord arising out of or in connection therewith; and/or (iii) from any other cause whatsoever due to the negligence, or willfull misconduct of Tenant and/or Tenant's contractors, servants, employees, agents, licensees and/or invitees. This indemnification by Tenant shall survive the termination or expiration of this Lease.


        11.  Destruction--Fire or or Other Casualty. In the event of partial or
             --------------------------------------
total damage or destruction to the Leased Premises by fire, other casualty, or any other cause whatsoever, then Tenant shall give immediate notice thereof to Landlord and: (a) this Lease shall continue in full force and effect and (b) Landlord, to the extent that insurance proceeds respecting such damage or destruction are subject to being utilized for and, in fact, may be utilized by Landlord therefor, shall thereupon cause such damage or destruction to property owned by Landlord to be repaired with reasonable speed at the expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of "labor troubles" or any other cause beyond Landlord's control, and to the extent that the Leased Premises are rendered untenantable, the rent shall proportionately abate.

          Landlord shall have no obligation to rebuild the Leased Premises if the reasonably estimated cost of repair and reconstruction exceeds fifty percent (50%) of the Full Insurable Value of the Leased Premises unless: (i) on the date of such destruction there shall be four (4) or more years remaining in the Lease Term or (ii) within thirty (30) days of the date of such destruction, Tenant, at its option, shall enter into an agreement with Landlord to extend the Lease Term for a period of at least four (4) years from the date of such destruction. If Tenant so elects to extend the Lease Term, Landlord covenants to promptly execute and deliver to Tenant a written agreement evidencing such extension. In the event Tenant elects not to so extend this Lease, Landlord shall have the right to either (i) waive the extension requirement and rebuild the Leased Premises as set forth above, or (ii) terminate this Lease by giving notice of such election to Tenant, in which event Landlord shall be entitled to retain all insurance proceeds.

          In the event that more than fifty percent (50%) of the Leased Premises is destroyed by fire, other casualty, or any cause whatsoever, and within sixty
(60) days of such destruction, Landlord's architect determines that it would take more than two hundred seventy (270) days from the date of such destruction to rebuild the Leased Premises, Tenant shall have the right to terminate the Lease by giving written notice to Landlord within ten
(10) days of the date of Tenant's receipt of the architect's determination.

          12.  Eminent Domain.  If the entire Leased Premises shall be
               --------------
substantially taken (either temporarily or permanently) for public purposes, or in the event Landlord shall convey or lease the Real Property to any public authority in settlement of a threat of condemnation or taking, the rent shall be adjusted to the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate. If only a portion of the Leased Premises shall be so taken, leased or condemned, and as a result of such partial taking, Tenant is reasonably able to use the remainder of the Leased Premises for the purposes intended hereunder, then this Lease shall not terminate but, effective as of the date of such taking, leasing or condemnation, the rent hereunder shall be abated in an amount thereof proportionate to the area of the Leased Premises so taken, leased or condemned. If, following such partial taking Tenant shall not be reasonably able to use the remainder of the Leased Premises for the purposes intended hereunder, then this Lease shall terminate as if the entire Leased Premises had been taken, leased or condemned. In the event of a taking, leasing or condemnation as described in this Section, whether or not there is a termination hereunder, Tenant shall have no claim against Landlord, other than an adjustment of rent, to the date of taking, leasing or condemnation, and Tenant shall not be entitled to any portion of any amount that may be awarded as damages or paid as a result or in settlement of such proceedings or threat, but Tenant will have the right to pursue a separate claim against the condemnation authority for its own loss of business and moving expenses.

          13.  Assignment/Subletting.  Tenant covenants and agrees that the
               ---------------------
Leased Premises shall be used and occupied only by Tenant or any permitted sublessees or assigns and only for the purpose above mentioned, in a careful, safe and proper manner. Tenant, for itself, its heirs, distributees, personal representatives, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor sublease, or use or permit the Leased Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld delayed or conditioned. In the event that Landlord shall give such consent, Tenant shall nevertheless remain primarily liable for the terms of this Lease and shall not be relieved from any liability whatsoever under this Lease. Tenant shall bear the reasonable and actual legal review costs incurred by Landlord in connection with such assignment or subleasing. Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting.

          Although an assignment includes an assignment of the Lease to any subsidiary, parent or affiliate corporation of Tenant (a "Related Company"), Landlord's consent shall not be required so long as Related Company shall have a creditworthiness comparable to that of Tenant as of the date hereof and Tenant shall have complied with all other provisions of this Section 15 with respect to such assignment and the Related Company affirms, to Landlord's satisfaction, all aspects of the Lease. Tenant shall give Landlord reasonable evidence that such creditworthiness test has been met, together with such other detail as Landlord may reasonably request.

          Provided Tenant pays Landlord's costs in connection with any permitted assignment or subletting, then in the event that the amount of the rent to be paid to Tenant by an assignee or sublessee is greater than the rent required to be paid by Tenant to Landlord pursuant to this Lease, excluding Tenant's reasonable and actual expenses in marketing and transacting the sublease or assignment, Tenant shall pay to Landlord fifty percent (50%) any such excess as is received by Tenant from such assignee or sublessee. In the event Tenant desires to assign this Lease or to sublease all or any portion of the Leased Premises, Landlord shall have the right and option to terminate this Lease no later than the proposed commencement date of the sublease, which right or option shall be exercisable by written notice from Landlord to Tenant within thirty
(30) days from the date Tenant gives Landlord written notice in reasonable detail of such proposed assignment or sublease.

          Any levy or sale in execution, or any assignment or sale in bankruptcy or insolvency, or the appointment of a receiver or trustee of any of the property of Tenant by a state or federal court, or the transfer of any control (whether by operation of law, sale, lease, transfer, gift, merger, consolidation or otherwise) of Tenant to persons or entities other than those maintaining control of Tenant on the date hereof shall be deemed an assignment within the meaning of this Section.

          If this Lease be assigned without Landlord's consent, or if the Leased Premises or any part thereof be subleased or occupied by anybody other than Tenant, without Landlord's consent, then (1) all expenses incurred by Landlord in connection therewith, including but not limited to, brokerage fees, costs and expenses incurred by Landlord's agents, servants, independent contractors, and employees, shall be the obligation and shall be immediately paid by Tenant at its sole cost and expense upon the receipt of a statement therefor from Landlord, and (ii) Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further observance and performance by Tenant of the covenants herein contained.

          140   Defaults.
                --------

          (1) Each of the following shall be deemed a material default by Tenant under this Lease and a substantial breach of this Lease, entitling Landlord to all remedies set forth below or existing at law or in equity:

                (1) The filing of a petition by or against Tenant for debtor relief as defined under the Federal Bankruptcy Code, as now or hereafter amended or supplemented, or for reorganization, arrangement or other rehabilitation within the meaning of the Bankruptcy Code, or the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant; for purposes of this subsection, the word "Tenant" shall include any guarantor of Tenant's obligations under this Lease provided, however, Tenant shall have sixty (60) days after the filing of an involuntary bankruptcy to discharge same;

                (2) The making by Tenant of an assignment for the benefit of creditors,

                (3) The suspension of business by Tenant or any act by Tenant amounting to a business failure;

                (4) The filing of a tax lien against any property of Tenant located at the Leased Premises;

                (5) Tenant's causing or permitting the Leased Premises to be vacant, the abandonment of the Leased Premises by Tenant and/or the cessation by Tenant of active use of the Leased Premises for the purpose specified herein. Notwithstanding the foregoing, if Tenant causes or permits the Leased Premises to be vacant, abandoned and/or Tenant ceases active use of the Leased Premises, so long as Tenant continues to pay the rent and all other charges required hereunder and to maintain all other Tenant obligations hereunder, the Landlord has the option, as Landlord's sole remedy as the result of such default, to terminate the Lease, at any time, upon no more than ninety (90) days advance notice to Tenant.

                (6) Tenant's failure to pay Rent or any part thereof, or all or any part of any other sum (including late charges) required by this Lease within five (5) days after Landlord has given Tenant notice that such payment is due, provided, however, that no notice shall be required to be given to Tenant, and Tenant shall be in immediate default, if Landlord has given such notice to Tenant two (2) times in the preceding twelve months.

                (7) A breach by Tenant in the performance of any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed, for a period of fifteen (15) days after service of notice by Landlord upon Tenant. Landlord shall extend this fifteen day period if Tenant is diligently pursuing to correct said breach.

          (2) All rights and remedies of Landlord in this Lease enumerated shall be cumulative, and none shall exclude any other right or remedy, now or hereafter allowed by or available under any statute, ordinance, rule of court, or the common law, either at law or in equity or both. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature hereunder. The failure of Landlord to insist, in any one or more instances upon a strict performance of any of the covenants, terms and conditions of this Lease, or to exercise any right or option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant, term, condition, right or option, but the same shall continue and remain in full force and effect unless the contrary is expressed by Landlord in writing. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

          (3) In the event of a default of the nature set forth in 16(a) above, Landlord may, at any time thereafter, at its election, without further notice to Tenant, terminate this Lease and Tenant's right to possession of the Leased Premises, and take possession of the Leased Premises, and remove Tenant, any occupant, and any property therefrom, without relinquishing any rights of Landlord against Tenant.

          (4) If Tenant breaches this Lease as set forth above, Tenant shall be obligated to, and shall pay to Landlord as damages, upon demand, and Landlord shall be entitled to recover of and from Tenant at the election of Landlord, all expenses which shall have been incurred as a result of such breach, including the costs of any proceedings which shall have been necessary in order for Landlord to recover possession of the Leased Premises and the expenses of rerenting the Leased Premises (including, but not limited to, any commissions paid to any real estate agent in connection therewith and actual attorneys' fees incurred at the standard hourly rates for such attorneys); plus, either:

                (1) liquidated damages, in an amount which, at the time of such termination is equal to the installments of Basic Annual Rent and the aggregate of all sums payable hereunder as additional rental (the "Additional Rental") (for such purpose considering the annual amount of such Additional Rental to be equal to the amount thereof paid in the lease year or annualized portion thereof immediately preceding such default) reserved hereunder, for the period which would otherwise have constituted the unexpired portion of the then current term of this Lease, said amount to be discounted at the discount rate then in effect at the Federal Reserve Bank in Baltimore; or

                (2) damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination and continuing until the date originally fixed herein for the expiration of the then current term of this Lease) in an amount or amounts equal to the sum of (i) the aggregate expenses (other than Additional Rental) paid by Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by Tenant, plus (ii) an amount equal to the amount of the installment of Basic Annual Rent which would have been payable by Tenant hereunder in respect of such calendar month had this Lease and the Lease Term not been so terminated, and (iii) the monthly average of the Additional Rental payable in the lease year or annualized portion thereof immediately preceding such default, over the rents, if any, in fact, collected by Landlord in respect of such calendar month pursuant to either rerenting, or from any existing permitted subleases, and any suit, action or proceeding brought to collect the amount of the deficiency for any calendar month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.

          (5) No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Leased Premises, unless Landlord shall execute a written release of Tenant. Tenant's liability hereunder shall not be terminated by the execution of a new lease of the Leased Premises by Landlord, regardless of the term of such new lease. Separate actions may be maintained each month by Landlord against Tenant to recover the damages then due, without waiting until the end of the Term of his Lease to determine the aggregate amount of such damages.

          (6) Landlord will use its reasonable efforts to mitigate its damages hereunder, including using reasonable efforts to relet the Leased Premises, provided, however, that Landlord shall have no obligation to attempt to relet the Leased Premises ahead of any other then vacant space in the Park.

          16(g). Landlord Default.  Landlord shall be in default under this
                 ----------------
Lease if Landlord has not commenced and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations under this Lease within fifteen (15) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform (which 15-day period may be extended, if necessary for whatever additional period of time may be reasonably required). In the event of a default by Landlord as aforesaid, Tenant shall be entitled as its sole remedy, without further notice to Landlord, to perform Landlord's obligations for the account of Landlord and hold Landlord responsible for all reasonable costs associated with such performance. In no event, however, shall Tenant be entitled to set-off or abate rent as a result of the foregoing provision.


                  [Remainder of Page Intentionally Left Blank]

          15.  Acceptance of Leased Premises.  Tenant's occupancy of the Leased
               -----------------------------
Premises shall constitute acceptance thereof as complying with all requirements of Tenant and Landlord with respect to the condition, order and repair thereof.

          16.  Access to Premises and Change in Services.  Landlord and/or the
               -----------------------------------------
authorized representative of Landlord or any mortgagee or deed of trust holder shall have the right without abatement of rent, to enter the Leased Premises at any reasonable hour upon twenty-four (24) hours advance written or verbal notice (except in emergencies when no advance notice shall be required) to examine the same and/or to make such repairs improvements and alterations as Landlord and/or such authorized representative shall deem necessary (but Landlord shall not be obligated to do so) for the safety and preservation of the Building, or for any other reasonable purpose whatsoever, including exhibiting the Leased Premises to prospective purchasers or tenants, during the last six (6) months of the Lease term.

          17.  Estoppel Certificates.  Tenant agrees at any time and from time
               ---------------------
to time upon not less than seven (7) business days prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in breach and/or default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such breach and/or default of which the signer may have knowledge, and any other matters reasonably requested in such estoppel certificate, it being intended that such statement delivered hereunder may be relied upon by any party not a party to this Lease. Tenant's failure to deliver such estoppel certificate within said 7-day period shall be deemed a material default by Tenant under this Lease.

          18.  Subordination.  Tenant accepts this Lease, and the tenancy
               -------------
created hereunder, subject and subordinate to any ground leases, security interests, mortgages, deeds of trust or other financing arrangements now or hereafter a lien upon or affecting the Leased Premises or any part or parts thereof and to any extensions, modifications or amendments thereof, provided, however, that so long as Tenant is not in default of any provision of this Lease, its rights under this Lease shall not be diminished. Tenant shall, at any time hereafter, on request, execute any instruments which may be necessary to subordinate, or render prior Tenant's interest hereunder to such lien and the failure of Tenant to execute any such instruments shall constitute a default hereunder. If applicable, Landlord agrees to use its reasonable efforts, at Tenant's cost and expense, to obtain a nondisturbance agreement in form and substance acceptable to Landlord's lender.

          19.  Attornment.  Tenant    agrees   that    upon    any termination
               ----------
of Landlord's interest in the Leased Premises Tenant shall, upon request, attorn to the person or entity then holding title to the reversion of the Leased Premises (the "Successor") and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by the Tenant, hereunder and perform all of the other covenants, agreements, provisions, conditions, obligations and/or duties of Tenant in this Lease contained.

          20.  Notices.  All notices, demands and requests required under this
               -------
Lease shall be in writing and shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid, or sent by Federal Express, or some other nationally recognized overnight courier service, or hand delivered with a receipt and addressed (i) if to Landlord, c/o Manekin Corporation, 7470 New Technology Way, Suite B, Frederick, Maryland 21701,
Attention: Tate Armstrong, with a copy to Manekin Corporation, 7165 Columbia Gateway Drive, Columbia, Maryland 21046, Attention: General Counsel, with a copy to Ann Clary Gordon, Esquire, c/o Shapiro and Olander, 36 South Charles Street, 20th Floor, Baltimore, Maryland 21201-3147 or (ii) if to Tenant, at the Leased Premises with a copy to Intermedia Communications Inc., 3625 Queen Palm Drive, Tampa, Florida 33619, Attention: Legal Department. All notices delivered in the foregoing manner shall be deemed received by the other party on the earliest of:
(i) three (3) business days after the notice is sent; (ii) if applicable, the date the return receipt is executed; or (iii) if applicable, the date delivered as documented by the overnight courier service. All rental payments and all charges due under this Lease shall be delivered to Landlord at the address of Landlord set forth above, Attention: Accounting Department. Either party may designate a change of address by written notice to the other party.

          21.  Landlord's Liability.  The term "Landlord" as used in this Lease
               --------------------
means only the owner, the mortgagee, or the trustee or the beneficiary under a deed of trust, as the case may be, for the time being, of the Building (or the owner of a lease of the Building), so that in the event of any transfer of title to Landlord's estate and interest in the Leased Premises, the transferring entity shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter accruing. It is understood that Landlord on the date hereof is a Maryland limited partnership, and that no partner of said limited partnership, as it may now or hereafter be constituted, shall have any personal liability to Tenant and/or any person or entity claiming under, by or through Tenant and as to Landlord, recourse for such liability shall be limited to Landlord's interest in the Building.

          22.  Separability, Enforceability.  If any term or provision of this
               ----------------------------
Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. Notwithstanding any language in this Lease to the contrary, if the Lease Term does not commence on or before January 1, 2010, this Lease shall terminate automatically and neither party shall have any further liability to the other.

          23.  Captions.  All headings anywhere contained in this Lease are
               --------
intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

          24.  Recordation.  Tenant covenants that if at any time any mortgagee
               -----------
of Landlord's interest in the Leased Premises, any trustee or beneficiary under a deed of trust constituting a lien upon the Building of which deed of trust Landlord is grantor, or a landlord of Landlord in respect of the real property upon which the Building is situate, shall require the recordation of this Lease, or if the recordation of this Lease shall be required by any valid governmental order, or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or documentary stamp taxes, or both such taxes on this Lease, Tenant shall execute such acknowledgments as may be necessary to effect such recordation and whichever party requires such recordation shall pay all recording fees, transfer taxes and documentary stamp taxes payable on, or in connection with, this Lease or such recordation.

          25.  Successors and Assigns.  The covenants, conditions and agreements
               ----------------------
contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors, personal and legal representatives and their permitted assigns.

          26.  Waiver of Jury Trial.  Landlord and Tenant desire a prompt
               --------------------
resolution of any litigation between them with respect to this Lease. To that end, Landlord and Tenant waive trial by jury in any action, suit, proceeding and/or counterclaim brought by either against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, any claim of injury or damage and/or any statutory remedy. This waiver is knowingly, intentionally and voluntarily made by Tenant. Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that it has read and understands the meaning and ramifications of this waiver of jury trial.

           27. Miscellaneous.
               -------------

          (1) As used in this Lease, and where the context requires: (1) the masculine shall be deemed to include the feminine and neuter and vice-versa; and
(2) the singular shall be deemed to include the plural and vice-versa.

          (2) This Lease was made in the State of Maryland and shall be governed by and construed in all respects in accordance with the laws of the State of Maryland.

          (3) Tenant covenants and agrees that it shall not inscribe, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, to erect up to three (3) identification signs on the fascia of the Building and a monument sign at the entrance to the Building, subject, however, to Tenant obtaining the prior written approval for such signs from Landlord, the applicable governmental authorities of the County and the Maryland-National Capital Park and Planning Commission. Such signs shall be installed by a reputable contractor reasonably acceptable to Landlord. Tenant shall hold Landlord harmless from any damage caused to the Building as a result of the installation of such signs. Upon termination of the lease, it shall be Tenant's obligation, at its sole expense, to remove such signs and to restore the exterior face of the Building to its condition prior to erecting such signs, normal wear and tear excepted.

          (4) Landlord will provide a minimum of 5.5 parking spaces at the Leased Premises for every 1000 square feet of Rentable Area of the Leased Premises, subject to the provisions of Section 37 below. Tenant further agrees that Landlord will not be responsible for any loss of parking arising from changes to the Base Building Plans required by Tenant.

          (5) Except as otherwise specifically provided in this Lease, no abatement, refund, offset, diminution or reduction of rent, charges or other compensation shall be claimed by or allowed to Tenant, or any person claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to the Building or the Leased Premises, by virtue or because of any present or future governmental laws, ordinances, or for any other cause or reason.

          (6) Landlord covenants and agrees that, upon the payment of the rent herein provided and the performance by Tenant of all the covenants, agreements and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Leased Premises, free from any interference by, from or through Landlord except as may be otherwise expressly provided herein.

          (7) Landlord represents and warrants to Tenant that, to its knowledge, as of the Rent Commencement Date, the exterior of the Building and access thereto will comply with the Americans with Disabilities Act and the regulations promulgated thereunder.

          (8) In the event that any action shall be instituted by either of the parties hereto for the enforcement of any of its rights or remedies in and under this Lease, the prevailing party, whether in court or by way of out-of-court settlement, shall be entitled to recover from the non-prevailing party or parties such prevailing party's attorneys' fees, court costs, expert witness fees and/or other expenses relating to such controversy, including attorneys' fees, court costs and/or expenses on appeal, if any.

           28. Environmental Assurances.
               ------------------------

                (1) Covenants.  Tenant covenants with Landlord:
                    ---------

          (1) that it shall not Generate (as defined below) Hazardous Substances (as defined below) at, to or from the Leased Premises unless the same is specifically approved in advance by Landlord in writing;

          (2) to comply with all obligations imposed by applicable law, and regulations promulgated thereunder, and all other restrictions and regulations upon the Generation of Hazardous Substances (whether or not at, to or from the Leased Premises);

          (3) to deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the Generation by Tenant of Hazardous Substances (whether or not at, to or from the Leased Premises);

          (4) to complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to Tenant's use of the Leased Premises and Generation of Hazardous Substances;

          (5) to permit entry onto the Leased Premises by Landlord or Landlord's representatives at any reasonable time upon twenty-four (24) hours advance written or verbal notice (except in emergencies, when no advance notice shall be required) to verify and monitor Tenant's compliance with its representations, warranties and covenants set forth in this Section;

          (6) to pay to Landlord, as additional rent, the reasonable and necessary costs incurred by Landlord hereunder, including the costs of such monitoring and verification; and

          (7) to furnish to Landlord, at the expiration of the Lease Term or at the sooner termination of the Lease Term as herein provided, a certification in form and content acceptable to Landlord from an environmental audit company acceptable to Landlord to the effect that, based upon an inspection conducted by such environmental audit company not more than thirty (30) days prior to the expiration or termination of the Lease Term, the generators and fuel tanks described below have been properly removed and the Leased Premises are free from Hazardous Substances.

          Notwithstanding the foregoing, Tenant shall have the right to install, operate and maintain, at its sole cost and expense, at the Leased Premises, one
(1) or more diesel generators with above ground fuel tanks provided that (a) the generators and fuel tanks shall be in compliance with all applicable environmental laws; (b) Tenant shall maintain such environmental liability insurance as Landlord may reasonably request with respect thereto; (c) the generators and/or fuel tanks shall be placed in a location, and shielded in a manner, acceptable to Landlord in its reasonable discretion; and (d) Tenant shall remove the same from the Leased Premises upon the expiration of the Lease Term and repair all damage caused by such removal.

          (2) Indemnification.  Tenant agrees to indemnify and defend Landlord,
              ---------------
its managers and agents (with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party claims and environmental impairment expenses and reasonable attorneys' fees and expenses) incurred by Landlord or its managers and agents, as the case may be, in connection with Tenant's Generation of Hazardous Substances at, to or from the Leased Premises or in connection with Tenant's failure to comply with its representations, warranties and covenants set forth in this Section. The indemnification by Tenant under this
Section 30 will remain in effect after the termination or expiration of this Lease.

          (3) Definitions.  The term "Hazardous Substance" means (i) any
              -----------
"hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. (S) 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S) 9601 et seq.), as amended from time to time, and regulations
                ------
promulgated thereunder; (iii) any "oil, petroleum products, and their by-products" as defined by the Maryland Environment Code Ann. (S) 4-411(3)(i), as amended from time to time, and regulations promulgated thereunder; (iv) any "controlled hazardous substance" or "hazardous substance" as defined by the Maryland Environment Code Ann., Title 7, subtitle 2, as amended from time to time, and regulations promulgated thereunder; (v) any "infectious waste as defined by the Maryland Environment Code Ann. (S) 9-227, as amended from time to time, and regulations promulgated thereunder; (vi) any substance the presence of which on the Real Property is prohibited, regulated or restricted by any local law or regulation or any other law or regulation similar to those set forth in this definition; and (vii) any other substance which by law or regulation requires special handling in its Generation. The term "To Generate" means to use, collect, generate, store, transport, treat or dispose of.

          29.  Lender's Requirements.  Tenant agrees to execute and deliver to
               ---------------------
Landlord an amendment to this Lease incorporating such modifications of, and additions to, the terms and provisions of this Lease as the parties secured by the Deed of Trust shall require as a condition precedent to their approving this Lease. Notwithstanding the foregoing, Tenant shall not be required to execute any such amendment which shall modify the provisions of this Lease as to the amounts of Basic Annual Rent or additional rent, or other sums payable by Tenant hereunder.

          30.  Authority.  Tenant warrants to Landlord that Tenant is a
               ---------
corporation organized and validly existing in good standing under the laws of the State of Delaware and qualified to transact business in the State of Maryland. In addition, Tenant warrants to Landlord that this Lease has been properly authorized and executed by Tenant and is binding upon Tenant in accordance with its terms. Tenant's resident agent's name and address in the State of Maryland are Prentice Hall Corporation System, Md., 11 E. Chase Street, Baltimore, Maryland 21202. Tenant agrees to notify Landlord in writing of any change with respect to its resident agent.

          31.  Force Majeure.  In the event that either party hereto shall be
               -------------
delayed or hindered in or prevented, by reason of weather, strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, Acts of God or other reason of a like nature (excluding lack of funds) not the fault of the party delayed from performing work or doing any act required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay. The party so delayed shall give prompt notice thereof to the other party, stating the force majeure event, and its beginning and ending dates. The provisions of this Section 33 shall not operate to excuse Tenant from prompt payment of rent, additional rent or any other payments required by the terms of this Lease.

          32.  Real Estate Broker.  Landlord and Tenant warrant to the other
               ------------------
that no real estate broker other than Manekin Corporation and CB Richard Ellis, Inc. has been employed, caused to be employed, or otherwise utilized in bringing about this Lease, and agrees to hold harmless and indemnify the other with respect to the foregoing warranty. Landlord shall pay the commissions due by it pursuant to the terms of the letter agreement dated June 2, 1998 between Landlord and CB Richard Ellis, Inc.

          33.  Intentionally Deleted.
               ---------------------

          34.  Holding Over.  If Tenant holds possession of the Leased Premises
               ------------
after the termination of this Lease without Landlord's written consent, Tenant shall become a tenant from month to month at one hundred seventy-five percent (175%) the rent payable during the final lease year and upon all other terms herein specified and shall continue to be such tenant from month to month until such tenancy shall be terminated by either party giving the other a written notice at least thirty (30) days prior to the date of its intended termination of such tenancy. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Leased Premises by Tenant after termination of this Lease. Upon the termination of this Lease, Landlord shall be entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession of lands and tenements held over by tenants, that may now or hereafter be in force.

           35. Equipment.
               ---------

          (1) Antenna.  So long as this Lease is in full force and effect and
              -------
Tenant is not in default of any obligation on its part to be performed hereunder, Tenant shall have the right to install, operate and maintain, at its sole cost and expense, at the Leased Premises: one or more antenna(s) in an "antenna field" of approximately 100 x 100; and one or more, but not more than five (5) antenna(s) on the roof of the Building provided that (a) all antennas shall be installed in compliance with all applicable legal requirements, and Tenant shall obtain all necessary permits and zoning approvals required with respect thereto; (b) all antennas shall be placed in a location, and shielded in a manner, acceptable to Landlord in its sole and absolute discretion; and (c) Tenant shall remove the same from the Leased Premises upon the expiration of the Lease Term and repair all damage caused by such removal. Tenant further acknowledges and agrees that the antenna field may result in a loss of parking spaces which shall not be the responsibility of the Landlord. Tenant shall be responsible, at its sole cost and expense, for obtaining any necessary governmental or zoning approvals as a result of the loss of parking spaces. Tenant may submit for Landlord approval, which shall not be unreasonably withheld or delayed, a request for more than five (5) antennas.

          (2) Rooftop Equipment License.  So long as this Lease is in full force
              -------------------------
and effect and Tenant is not in default of this Lease, Tenant may erect, from time to time, at its expense, with Landlord's consent, which consent shall not be unreasonably withheld, unreasonably delayed or unreasonably conditioned, satellite dishes, and other light equipment on the roof of the Building (the "Roof Equipment") so long as the same do not negatively impact the aesthetics or functional integrity of the Building in Landlord's reasonable opinion, and subject to the terms and conditions set forth below. Furthermore, Tenant shall make every effort to place the Roof Equipment within the boundaries of the existing roof screen.

                (1) Landlord hereby grants to Tenant the exclusive right to use and occupy the roof of the Building (the "Licensed Space") for the purpose only of operating and maintaining the Roof Equipment.

                (2) Tenant for itself, its employees, agents and contractors shall have free access to the Licensed Space to install, service, operate, and maintain the Roof Equipment subject to the reasonable rules and regulations of Landlord promulgated from time to time.

                (3)   The term of this License shall be the Lease Term.

                (4) Upon the termination of the License, Tenant shall remove the Roof Equipment and repair any damage caused by said removal at the License expiration and leave the Licensed Space in the same order and repair as when received by Tenant, reasonable wear and tear excepted. Tenant covenants to pay to Landlord within twenty (20) days of written notice, the cost of repairing any damage to the Building resulting from the operation or maintenance of the Roof Equipment.

                (5) Tenant shall throughout the term of this License maintain the Roof Equipment in accordance with reasonable and customary engineering standards and in conformity with any requirements of the Federal Communications Commission and with the requirements of all other public authorities having jurisdiction over Tenant.

                (6) Tenant, at its expense, must obtain all necessary zoning and government approvals, as well as approvals required by any Park covenants.

                (7) The Roof Equipment must be limited to Tenant's business and Tenant shall not license the Licensed Space to others.

                (8)   This License is not assignable by Tenant.

          36.  Net Lease.  It is the purpose and intent of Landlord and Tenant
               ---------
that the Basic Annual Rent shall be net to Landlord, so that this Lease shall yield, net, to Landlord, the Basic Annual Rent specified in Section 4 hereof in each lease year during the Term of this Lease, and that all costs, expenses and charges of every kind and nature relating to the Leased Premises which may arise or become due during the Term of this Lease shall be paid by Tenant, except as otherwise provided for herein and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

           37. Riders.  Two (2) riders, comprised of three (3) pages, are
               ------
attached hereto and made a part hereof.



                     (signatures appear on following page]

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease under seal as of the day and year first above written.


WITNESS/ATTEST                1111  19/th/ STREET ASSOCIATES LIMITED PARTNERSHIP

                              By:   GOULD PROPERTY COMPANY,
                                                General Partner


                              By:                       (SEAL)
---------------------             ---------------------
                                         Landlord


                              INTERMEDIA COMMUNICATIONS INC.



                              By:   /s/ Jon M. Carter   (SEAL)
---------------------             ---------------------
                                  Name:
                                  Title:
                                  Tenant

                                  RIDER NO. 1

                                 RENEWAL OPTION

                           Rider to Section 2 (Term)

     Provided (i) this Lease is then in full force and effect, (ii) Tenant is not in default respecting any provision or condition of this Lease either on the date Tenant elects to renew or on the date the renewal term commences, and,
(iii) Tenant has not failed more than one time per Lease Year during the original term of the Lease to pay any payments called for by this Lease on the date such payment is due, then Tenant shall have the right to renew this Lease, then Tenant shall have the right to renew this Lease for two (2) renewal terms of five (5) years each immediately following the expiration of the original term on the same terms, conditions, and provisions as are set forth in this Lease with the same force and effect as though this Lease had originally provided for an approximately fifteen (15) year and two (2) month term or twenty (20) year and two (2) month term, except that the Basic Annual Rent payable during the first year of each renewal term with respect to the Leased Premises shall be adjusted to reflect ninety-five percent (95%) of the then prevailing rental rate for comparable office space within the Beltsville/Calverton submarket of the County. The Basic Annual Rent shall increase thereafter by 3% per annum on the first day of each lease year throughout each renewal term.

     Tenant shall be deemed to have waived the right to exercise this renewal option unless not less than six (6) months prior to the date of termination of the original term or the first renewal term, as the case may be, Tenant shall have notified Landlord in writing of Tenant's election to renew (the "Renewal Notice"). Landlord shall give Tenant written notice of the prevailing rental rate within thirty (30) days after Landlord's receipt of the Renewal Notice (the "Rent Notice"). Tenant may elect to have the prevailing rental rate determined as set forth below if it does not agree with Landlord's determination thereof by giving Landlord written notice (the "Appraisal Notice") within ten (10) business days after Tenant's receipt of the Rent Notice.

     Within five (5) business days after the Landlord receives the Appraisal Notice from Tenant, Landlord and Tenant shall give written notice to the other that each, at its own expense, has hired and appointed a disinterested real estate broker of recognized competence and professional experience as a broker of comparable commercial and industrial real estate in the BaltimoreWashington Metropolitan Area. The two brokers thus appointed shall mutually agree upon the appointment of a third broker, the cost of which shall be shared equally by Landlord and Tenant, which broker shall also be a disinterested person of recognized competence and professional experience as a broker of comparable commercial and industrial real estate in the Baltimore-Washington Metropolitan Area. In the event that the two brokers shall be unable to agree, within ten
(10) days after their appointment, on the appointment of the third broker, then Tenant shall choose three brokers meeting the above criteria from whom Landlord shall choose one who shall serve as the third broker. Landlord shall notify Tenant of the selection of the third broker within ten (10) days of Tenant's notice to Landlord of the selection of such three brokers from which Landlord is to choose. The third broker shall as promptly as possible, but in no event more than thirty (30) days after the date of his selection, conduct an appraisal of the Building for purposes of determining the then prevailing rent therein. Upon completion of his appraisal, the third broker shall immediately give written notice to the parties hereto stating his determination, and shall furnish to each party hereto a copy of such determination signed by him which determination shall be final and binding on the parties.

          Time is of the essence with respect to Tenant's exercise of its rights under this Rider and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Renewal Notice and Appraisal Notice be timely made and in writing.

                                 RIDER NO. 2

     Provided this Lease is in full force and effect and Tenant is not in default of any obligation its part to be performed hereunder, Tenant shall have the exclusive right for a period of one hundred eighty (180) days from the date of this Lease (the "Negotiation Term") to enter into negotiations with Landlord for an agreement (the "Expansion Lease") pursuant to which Tenant shall lease from Landlord a building to be constructed by Landlord, containing 200,000-250,000 square feet, in the approximately 800,000 square foot project to be developed by Landlord north of Muirkirk Road. The parties hereby agree to negotiate in good faith the terms of the Expansion Lease during the Negotiation Term. Except for the Tenant's exclusive right to negotiate as set forth above, the terms of this Rider No. 2 shall not be deemed to create a binding agreement upon the parties with respect to the Expansion Lease unless and until a mutually acceptable binding agreement is fully executed and delivered by the parties thereto.

                                   EXHIBIT A

                                Leased Premises
                                ---------------


                         Map of Leased Property Omitted

                                   EXHIBIT B

                              Engineered Site Plan
                              --------------------

                                   EXHIBIT C

                   Plans and Specifications for Base Building
                   ------------------------------------------

                                   EXHIBIT D

                          LEASE COMMENCEMENT AGREEMENT


THIS LEASE COMMENCEMENT AGREEMENT, made this _______ day of
______________,199___ ,  by and between 1111 19/th/ STREET ASSOCIATES LIMITED
PARTNERSHIP   ("Landlord")    and INTERMEDIA COMMUNICATIONS INC. ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated July ___, 1998, (the "Lease") for the premises located at 6900 Muirkirk Meadows Road, Konterra Business Campus, Prince George's County, Maryland (the "Leased Premises"); and

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the term of the Lease, as well as certain other matters, all as more particularly set forth below.

NOW, THEREFORE, in consideration of the Leased Premises as described in the Lease and the covenants set forth therein, Landlord and Tenant agree as follows:

     1. The "Commencement Date" for all purposes of the Lease is ___________, 1999.

     2. The "Rent Commencement Date" for all purposes of the Lease is ___________, 1999.

     3.   The initial Lease Term shall expire on ___________, 2009.

     IN WITNESS WHEREOF, the parties hereto have executed this Commencement Agreement as of the day and year first above written.

LANDLORD:                               TENANT:

1111 19/th/ STREET ASSOCIATES               INTERMEDIA COMMUNICATIONS, INC.
  LIMITED PARTNERSHIP


By:  Gould Property Company,            By:___________________________________
       General Partner
                                        ______________________________________

By: ________________________________    Its:

Its: _______________________________

                                   EXHIBIT E

                             Rules and Regulations
                             ---------------------

          1. The delivery, shipping, loading and unloading of goods, wares, merchandise, equipment, supplies, fixtures and all other items to and from the Leased Premises will be subject to the rules and regulations Landlord may promulgate from time to time with respect to deliveries and shipments.

          2. All garbage and refuse will be kept in the kind of container specified by Landlord, and will be placed outside of the Building for collection in the manner, in such containers and at the times and places reasonably specified by Landlord. Tenant will not burn any trash or garbage of any kind in or around the Leased Premises.

          3. No radio, speakers, television, phonograph or other sound or similar device will be installed or operated in the Leased Premises without Landlord's prior written approval. Tenant will prevent sounds emanating from the Leased Premises from being heard outside the Leased Premises or otherwise unreasonably disturbing or annoying other tenants.

          4. The plumbing facilities will not be used for any purpose other than that for which they are constructed. No foreign substance of any kind will be thrown into the plumbing facilities. The expense of any breakage, stoppage or damage resulting from a violation of this provision by Tenant or any of its servants, agents, invitees, employees and/or licensees will be borne solely by Tenant.

          5. Tenant will not place a load upon the floor of the Leased Premises exceeding the floor load per square foot area which the floor of the Leased Premises has been designed to carry.

          6. Tenant will not permit anyone to lodge, sleep or cook in the Leased Premises. Tenant is responsible for all persons whom it invites and/or admits to the Leased Premises and will be liable to Landlord for all acts of such persons.

          7. Landlord reserves to itself all rights not granted to Tenant under this Lease, including, but not limited to, the following: (a) the right to change the address of the Building, without liability to Tenant for so doing;
(b) the right to install; and (c) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

          8. Except as provided in Section 37 of the Lease, Tenant will not attach or place awnings, antennas or other projections to the outside walls or any exterior portion of the Building, without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of Landlord.

          9. Tenant will not pile or place or permit to be placed any goods on the sidewalks or parking lots in the front, rear or sides of the Building or in a place in any manner so as to block said sidewalks, parking lots and loading areas and/or not to do anything that directly or indirectly will take away any of the rights of ingress or egress or of light from any other tenant of Landlord in the Project.

          10. Tenant, Tenant's servants, agents, invitees, employees and/or licensees shall not park on, store on, or otherwise utilize any parking or loading areas on the Real Property, except as shown on Exhibit A and then only in the parking places designated by Landlord for such parking and in accordance with such rules and regulations as Landlord may from time to time promulgate with respect thereto.

          11. No animals of any kind shall be brought into or kept in or about the Project.